EXHIBIT 99.4

FORM OF

BROKER LETTER TO CLIENTS WHO ARE BENEFICIAL HOLDERS

SECOND SIGHT MEDICAL PRODUCTS, INC.

Subscription Rights to Purchase Units

Offered Pursuant to Subscription Rights Distributed to Stockholders of

 Second Sight Medical Products, Inc.

[•], 2019

To Our Clients:

This letter is being distributed to our clients who are holders of Second Sight Medical Products, Inc. (the “Company”) common stock, no par value per share (the “Common Stock”), as of 5:00 p.m. New York time, on January  15, 2019 (the “Record Date”), in connection with a distribution in a rights offering (the “Rights Offering”) of non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase units (“Units”).

Each Right allows the holder thereof to invest $0.53 toward the purchase of Units of the Company for each one share of Common Stock owned of the Record Date (the “Basic Subscription Right”) at the cash price that is lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date (the “Subscription Price”). The number of Units that you will obtain from your subscription will equal the result of the accepted dollar amount of your investment divided by the Subscription Price, rounded down to the nearest unit. For example, if you invest $530, and $0.98 is lower than the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date, then the Subscription Price will be $0.98, and you would receive 540 Units consisting in the aggregate of 540 shares of our common stock and Warrants to purchase 540 additional shares of our common stock. By way of further illustration, if you invest $530, and the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date is lower than $0.98 per share, then the Subscription Price will equal such weighted average price and you would receive a number of Units equal to the quotient of $530 divided by such weighted average price rounded down to the nearest whole Unit and a refund of the remaining investment amount.

The Subscription Rights may be exercised at any time during the subscription period, which commences on January 16, 2019 and ends at 5:00 p.m. New York time on February 15, 2019 (the “Expiration Date”).

The Subscription Rights are evidenced by non-transferable Subscription Rights Certificates.

The Company will not issue fractional Units. Fractional Units resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole number of Units a holder would otherwise be entitled to purchase.

Enclosed are copies of the following documents:

1.	Prospectus Supplement

2.	Form of Beneficial Owner Election Form

3.	Instructions as to Use of Subscription Rights Statements

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF SUBSCRIPTION RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement and other materials. However, we urge you to read the Prospectus Supplement and other enclosed materials carefully before instructing us to exercise your Subscription Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Subscription Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m. New York time on the Expiration Date. You are encouraged to forward your instructions to us before the Expiration Date to allow us ample time to act upon your instructions. A holder cannot revoke the exercise of Subscription Rights.

If you wish to have us, on your behalf, exercise the Subscription Rights for any Units to which you are entitled, please so instruct us by timely completing, executing, and returning to us the Beneficial Owner Election Form enclosed with this notice.

Additional copies of the enclosed materials may be obtained from Broadridge Corporate Issuer Solutions, Inc., the Information Agent. The Information Agent's telephone number is (888) 789-8409 (toll free). Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.